Exhibit 10(bbb)

FIRST AMENDMENT

TO

EXECUTIVE MANAGEMENT PERFORMANCE INCENTIVE PLAN

THIS FIRST AMENDMENT is made this 31 day of December, 2008, by Cliffs Natural Resources Inc. (the “Company”).

WITNESSETH:

WHEREAS, the Company, with the approval of the Company’s Board of Directors on March 13, 2007 and the approval of the Company’s shareholders on July 27, 2007, established the Executive Management Performance Incentive Plan (the “Plan”) effective as of January 1, 2007; and

WHEREAS, it is the desire of the Company to amend such Plan in order to clarify the date of payment of awards under the Plan in order to ensure the exemption of such Plan from the requirements of Internal Revenue Code section 409A; and

WHEREAS, the Company’s Board of Directors has the power to amend the Plan;

NOW, THEREFORE, effective as of January 1, 2007, the Company, pursuant to action of its Board of Directors hereby amends the Plan by adding the following at the end Section 8 of the Plan:

“The Awards shall in any event be paid on or before the fifteenth (15th) day of the third (3rd) month of the year following the end of the Plan Year to which the Awards relate.”

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed this 31 day of December, 2008.

CLIFFS NATURAL RESOURCES INC.

By:	/s/ W. A. Brake

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